                                                                     EXHIBIT 99


[CHAMPION ENTERPRISES, INC. LOGO]
NEWS


FOR IMMEDIATE RELEASE

INVESTOR AND MEDIA CONTACTS:

Anthony S. Cleberg                  Colleen T. Bauman
Chief Financial Officer             Investor Relations
(248) 340-9090                      (248) 340-7731

                           CHAMPION MANAGEMENT REPORT

AUBURN HILLS, MICHIGAN, MAY 23, 2002 - The following Management Report from Walter R. Young, Chairman, President and CEO of Champion Enterprises, Inc. (NYSE: CHB), was posted to Champion's website and sent to interested parties today.

         In response to questions by shareholders, analysts and other interested parties, we are issuing this Management Report to help explain the financial reporting of a finance company. Attached are hypothetical income statements, balance sheet items and cash flow statements for three full years of operations (12 months each) that reflect a finance company's accounting methodology based on the given assumptions using the portfolio method. These models are not our expected projections, but instead are presented only to show key variables and the mechanics of how a finance company reports its results. The identified assumptions are important in understanding the interrelationship of the resulting numbers. Again, the results shown on these models are not meant to be our estimated performance.

         Also, please keep in mind these balance sheet changes this year when preparing your financial models for Champion:

         1. The funding on April 22 of $150 million in Senior Notes due 2007 with an 11.25% annual interest rate;
         2. The repurchase in April and May of a total of $30 million in Senior Notes due 2009 with a 7.625% annual interest rate;
         3. The repayment in May of $56 million in floor plan obligations with an average annual interest rate of 7%. We now have about $10 million of this liability outstanding; and
         4. From a liquidity standpoint, we had $83 million in cash as of the end of April adjusted for the May capital structure changes.

         We hope you find this information helpful. As always please feel free to call us if additional information is needed.

                                                 Walt

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         Champion Enterprises, Inc., headquartered in Auburn Hills, Michigan, is the industry's leading manufacturer and has produced nearly 1.6 million homes since the company was founded. The company operates 47 homebuilding facilities in 16 states and two western Canadian provinces and 214 retail locations in 27 states. Independent retailers, including 568 Champion Home Center locations, and approximately 400 builders and developers also sell Champion-built homes. The company also provides financing for retail purchasers of its homes. Further information can be found at the company's website, www.championhomes.net.

         This Management Report contains certain statements, including projected financial reporting methods and financial assumptions, which could be construed to be forward looking statements within the meaning of the Securities and Exchange Act of 1934. These statements reflect the company's views with respect to future plans, events and financial performance. The company does not undertake any obligation to update the information contained herein, which speaks only as of the date of this Management Report. The company has identified certain risk factors which could cause actual results and plans to differ substantially from those included in the forward looking statements. These factors are discussed in the company's most recently filed Form 10-K and other SEC filings, and those discussions regarding risk factors are incorporated herein by reference.





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
FINANCE COMPANY-HYPOTHETICAL MODELS


12 MONTH INCOME STATEMENTS                                Year 1            Year 2            Year 3
--------------------------                                ------            ------            ------

Financing revenues
  Interest income (1)                                        $20,000           $67,000          $119,000

Financial services expenses
  Loan loss provision                                          6,000            14,000            22,000
  Operating expenses                                           9,000            13,000            17,000
  Interest expense (2)                                        10,000            36,000            71,000
                                                       --------------    --------------    --------------
    Total expenses                                            25,000            63,000           110,000
                                                       --------------    --------------    --------------

Pretax income (loss)                                          (5,000)            4,000             9,000

Income tax (benefit)                                          (2,000)            2,000             4,000

                                                       --------------    --------------    --------------
Net income (loss)                                            ($3,000)           $2,000            $5,000
                                                       ==============    ==============    ==============


END OF YEAR BALANCE SHEET ITEMS

Loans receivable (1)                                        $342,000          $800,000        $1,229,000

Less:  Allowance for loan losses                              (4,000)          (11,000)          (18,000)

                                                       --------------    --------------    --------------
  Loans receivable, net                                     $338,000          $789,000        $1,211,000
                                                       ==============    ==============    ==============


Warehouse debt (3)                                          $143,000          $109,000           $96,000

Securitization debt (4)                                      164,000           637,000         1,061,000

                                                       --------------    --------------    --------------
  Total debt                                                $307,000          $746,000        $1,157,000
                                                       ==============    ==============    ==============


ASSUMPTIONS:

The purpose of these hypothetical models is to communicate key reporting elements of a finance company's operations.

(1) Loan originations of $350,000 Year 1, $500,000 Year 2 and $525,000 Year 3.

(2) 4% interest rate on warehouse debt and 7.5% on securitization debt.

(3) 83% of loans receivable to $150,000 maximum, paid off upon securitization.

(4) Initially 95% of loans securitized. Securitizations of $172,000 Year 1, $515,000 Year 2 and $520,000 Year 3.


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
FINANCE COMPANY-HYPOTHETICAL MODELS


12 MONTH CASH FLOW STATEMENTS                               Year 1              Year 2             Year 3
-----------------------------                               ------              ------             ------
Cash flow from operations:

Net income (loss)                                               ($3,000)            $2,000             $5,000

Loan loss provision                                               6,000             14,000             22,000

Cash losses                                                      (2,000)            (7,000)           (15,000)

                                                        ----------------    ---------------    ---------------
   Cash flow from operations                                      1,000              9,000             12,000
                                                        ----------------    ---------------    ---------------


Cash provided by (used for) investing activities:

Loan originations                                              (350,000)          (500,000)          (525,000)

Loan collections                                                  8,000             42,000             96,000

                                                        ----------------    ---------------    ---------------
  Cash flow from investing activities                          (342,000)          (458,000)          (429,000)
                                                        ----------------    ---------------    ---------------


Cash provided by (used for) financing activities:

Warehouse debt, net                                             143,000            (34,000)           (13,000)

Securitization debt, net                                        164,000            473,000            424,000

                                                        ----------------    ---------------    ---------------
  Cash flow from financing activities                           307,000            439,000            411,000
                                                        ----------------    ---------------    ---------------



                                                        ----------------    ---------------    ---------------
Net cash flows from finance company                            ($34,000)          ($10,000)           ($6,000)
                                                        ================    ===============    ===============




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